EXHIBIT 10.7

NOTICE OF RESTRICTED STOCK UNIT AWARD

under the

LIFEWAY FOODS, INC. 2022 OMNIBUS INCENTIVE PLAN

This AWARD, made as of the ___ day of __________, 20__, by Lifeway Foods, Inc., an Illinois corporation (the “Company”), to ____________________ (“Participant”), is made pursuant to and subject to the provisions of the Lifeway Foods, Inc. 2022 Omnibus Incentive Plan (the “Plan”). All terms that are used herein that are defined in the Plan shall have the same meanings given them in the Plan.

Contingent Restricted Stock Units

1.	Grant Date. Pursuant to the Plan, the Company, on __________ ___, 20__ (the “Grant Date”), granted Participant an incentive award (“Award”) in the form of (#) Restricted Stock Units (“Restricted Stock Units” or “RSUs”), subject to the terms and conditions of the Plan and subject to the terms and conditions set forth herein.

2.	Value. The value of each RSU on any date shall be equal to the value of one Share of the Company’s common stock on such date; and the value of the Company’s common stock is the Fair Market Value of the Shares (as defined in the Plan) on the relevant date.

Vesting of Restricted Stock Units

3.	Restrictions. Except as otherwise provided herein, the RSUs shall remain nonvested, nontransferable and subject to a substantial risk of forfeiture as provided in paragraph 7.

4.	Vesting. Subject to Participant’s continued employment with the Company (except as otherwise provided herein), Participant’s interest in the RSUs shall become transferable and non-forfeitable (“Vested”) as follows:

Date of Vesting	Number of Restricted Stock Units that will Vest

________________	___
________________	___
________________	___

5.	[IF APPLICABLE -- Vesting Upon a Qualifying Termination Event. (a) Paragraph 4 to the contrary notwithstanding, if prior to the forfeiture of this RSU Award under Paragraph 7, Participant experiences a Qualifying Termination Event (as defined in subparagraph (b)),

ALTERNATIVE A-- all RSUs that are forfeitable shall become fully Vested upon the Qualifying Termination Event. OR

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ALTERNATIVE B-- the portion of the RSUs that are forfeitable shall become Vested as to a pro rata portion of the unvested portion of the RSUs, as determined in accordance with the following sentence. The pro rata portion of the RSUs that shall Vest pursuant to the preceding sentence shall be equal to a fraction (not to exceed 1) of the total RSUs in each unvested Tranche of the RSUs where the numerator of such fraction shall be the number of full months of service performed by Participant after the Grant Date and prior to the Qualifying Termination Date, and the denominator of such fraction shall be determined in accordance with the following table:

Tranche No.	Denominator

The non-Vested portion of the RSUs shall be forfeited.

(b)	For purposes of this RSU Award Notice, Qualifying Termination Event shall mean the Participant's death, Disability, involuntary termination by the Company or an Affiliate other than for Cause. A Disability for purposes of this sub-paragraph (b) means a Participant's Permanent Disability as defined in Section 22(e)(3) of the Code.

(c)	Unless otherwise specified in an applicable employment agreement between the Company and the Participant, Cause for purposes of this RSU Award shall have the meaning set forth in the Plan and the Committee shall have the authority to determine whether Participant’s termination from employment is for Cause or for any reason other than Cause.]

6.	Effects of a Change of Control. In the event of a Change of Control (as defined in the Plan) prior to the forfeiture of the RSUs under paragraph 7, the provisions of this paragraph 6 shall apply in addition to the provisions of Article 17 (and related provisions) of the Plan.

(a)	Any Replacement Award made to the Participant shall provide that if the Participant is involuntarily terminated by the Company without Cause, the non-Vested Replacement Award shall become immediately Vested at the time of the termination. The Committee shall have the discretion to determine the terms of any Replacement Award in compliance with the Plan and applicable law.

(b)	If, upon a Change of Control, the Company's Shares are no longer being traded on the NASDAQ or another established securities market and no Replacement Grant is granted to the Participant, the non-Vested portion of the RSUs shall become immediately Vested upon the Change of Control.

(c)	Notwithstanding the provisions of subparagraph (a) hereof, in connection with a Change of Control where the Company's shares continue to be traded on the NASDAQ or another established securities market and this RSU Award remains in effect, if the Participant is involuntarily terminated by the Company without Cause, the non-Vested portion of this RSU Award shall become immediately Vested at the time of the termination.

7.	Forfeiture of Non-Vested Restricted Stock Units. All RSUs that are forfeitable shall be forfeited if Participant’s employment with the Company or an Affiliate terminates for any reason other than by reason of a [Qualifying Termination Event or] Change of Control as outlined in Paragraph[s 5 and] 6.

(a)	If the events described in paragraph 6 [or a Qualifying Termination Event] occur after the date that Participant is advised that their employment is being, or will be, terminated for Cause, on account of performance or in circumstances that prevent them from being in good standing with the Company, accelerated Vesting shall not occur and all rights under this Award shall terminate, and this Award shall expire on the date of Participant’s termination of employment.

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Payment of Awards

8.	Time of Payment. Payment of Participant’s RSUs shall be made as soon as practicable after the Units have Vested, but in no event later than March 15th of the calendar year after the year in which the Units Vest.

9.	Form of Payment. The Vested RSUs shall be paid in (a) whole Shares of the Company’s common stock, (b) cash, or (c) a combination of whole Shares of the Company’s common stock and cash, as determined solely at the discretion of the Company.

10.	Death of Participant. If Participant dies prior to the payment of their non-forfeitable RSUs, such Units shall be paid to their Beneficiary. Participant shall have the right to designate a Beneficiary in accordance with procedures established under the Plan for such purpose. If Participant fails to designate a Beneficiary, or if at the time of Participant’s death there is no surviving Beneficiary, any amounts payable will be paid to Participant’s estate.

11.	Taxes. Tax withholding requirements attributable to the Vesting of this RSU, including employment taxes, Federal income taxes, and state and local income taxes with respect to the state and locality where, according to the Company's system of records, Participant resides at the time the RSU Vests, except as otherwise might be determined to be required by the Company, will be satisfied by Participant as instructed in the established procedures of the Company; provided, however, that the Company may, at the request of the Participant, withhold from the Award, to the extent paid in Shares, the number of whole Shares of common stock necessary to satisfy tax-withholding requirements attributable to the Vesting of the RSUs. It is Participant's responsibility to properly report all income and remit all Federal, state, and local taxes that may be due to the relevant taxing authorities as the result of the Vesting of this RSU Award.

General Provisions

12.	Accounts. RSUs granted to Participant shall be credited to an account (the “Account”) established and maintained for Participant. A Participant’s Account shall be the record of RSUs granted to Participant under the Plan, is solely for accounting purposes and shall not require a segregation of any Company assets.

13.	No Right to Continued Employment. Neither this RSU Award nor the granting or Vesting of RSUs shall confer upon Participant any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate Participant’s employment at any time.

14.	Change in Capital Structure. In accordance with the terms of the Plan, the terms of this RSU Award shall be adjusted as the Committee determines is equitable in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

15.	Governing Law. This RSU Award shall be governed by the laws of the State of Illinois and applicable Federal law. All disputes arising under this RSU Award shall be adjudicated solely within the State or Federal courts located within the Northern District of Illinois.

16.	Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Grant Date and the provisions of this RSU Award, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Grant Date.

17.	Participant Bound by Plan. Participant has been provided a copy of the Plan and shall be bound by all the terms and provisions thereof.

18.	Binding Effect. Subject to the limitations stated above and in the Plan, this RSU Award shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Participant and the successors of the Company.

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19.	Dividend Equivalents. (a) If, prior to the payment of the RSUs, the Company declares a cash or stock dividend on its Shares, then, on the payment date of the dividend, Participant’s Account shall be credited with Dividend Equivalents in an amount equal to the dividends that would have been paid to Participant if one Share had been issued on the Grant Date for each RSU granted to Participant as set forth in this Notice of RSU Award.

(b)	The Dividend Equivalents credited to Participant’s Account will be deemed to be reinvested in additional RSUs (rounded to the nearest whole share) and will be subject to the same terms and conditions as the RSU to which they are attributable and shall Vest or be forfeited (if applicable) at the same time as the RSU to which they are attributable. Such additional RSUs shall also be credited with additional RSUs as any further dividends are declared.

(c)	Dividend Equivalents shall be paid on the same date that the RSU to which they are attributable are settled in accordance with this Notice of RSU Award. Dividend Equivalents credited to Participant’s Account shall be distributed in cash or, at the discretion of the Committee, in Shares having a Fair Market Value equal to the amount of the Dividend Equivalents and interest, if any.

20.	Recoupment. In addition to any other applicable provision of the Plan, this RSU Award is subject to the terms of any separate Clawback Policy maintained by the Company, as such Policy may be amended from time to time.

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IN WITNESS WHEREOF, the Company has caused this RSU Award to be signed on its behalf.

LIFEWAY FOODS, INC.

By:  _________________________________

        Name:

        Title:

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